Exhibit 10(a)69

                  1998 EQUITY OWNERSHIP PLAN OF
              ENTERGY CORPORATION AND SUBSIDIARIES

                    Certificate of Amendment

                         Amendment No. 2

     THIS INSTRUMENT, executed this 13th day of June, 2000, but made effective as of January 1, 2000, constitutes the Second
Amendment of the 1998 Equity Ownership Plan of Entergy
Corporation and Subsidiaries (the "Plan").

     All capitalized terms used in this document shall have the meanings assigned to them in the Plan unless otherwise defined in this document.

     Pursuant to Section 9.1 of the Plan giving the Committee the right to amend the Plan, the Plan is hereby amended as follows:

     1.   Article XI is amended in its entirety to read as follows:

                           ARTICLE XI

                        CHANGE IN CONTROL

11.1 Definitions. The following definitions shall be applicable to this Article XI of the Plan:

   (a)  "Cause" shall mean:

     (1)  willful and continuing failure by System Management
          Participant to substantially perform System Management Participant's duties (other than such failure resulting from the System Management Participant's incapacity due to physical or mental illness or any such actual or anticipated failure after the issuance of a Notice of Termination for Good Reason by the System Management Participant) that has not been cured within 30 days after a written demand for substantial performance is delivered to the System Management Participant by the board of directors of the Employer, which demand specifically identifies the manner in which the board believes that the System Management Participant has not substantially performed the System Management Participant's duties; or

     (2) the willful engaging by the System Management Participant in conduct which is demonstrably and materially injurious to any System Company, monetarily or otherwise; or

     (3) conviction of or entrance of a plea of guilty or nolo contendere to a felony or other crime which has or may have a material adverse affect on System Management Participant's ability to carry out System Management Participant's duties or upon the reputation of any System Company; or

     (4) a material violation by System Management Participant of any agreement System Management Participant has with a System Company; or

     (5) unauthorized disclosure by System Management Participant of the confidences of any System Company.

       For purposes of clauses (1) and (2) of this definition, no act, or failure to act, on System Management Participant's part shall be deemed "willful" unless done, or omitted to be done, by System Management Participant not in good faith and without reasonable belief that System Management Participant's act, or failure to act, was in the best interest of Employer.

   (b) "Committee" shall mean, from and after the date immediately preceding the commencement of a Change in Control Period, (1) the individuals (not fewer than two in number) who, on the date six months before the commencement of the Change in Control Period, constitute the Committee under Section 3.1, plus (2) in the event that fewer than two individuals are available from the group specified in clause (1) above for any reason, such individuals as may be appointed by the individual or individuals so available (including for this purpose any individual or individuals previously so appointed under this clause (2)).

   (c) "Change in Control" shall mean:

     (1) the purchase or other acquisition by any person, entity or group of persons, acting in concert within the meaning of Sections 13(d) or 14(d) of the Securities Exchange Act of 1934 ("Act"), or any comparable successor provisions, of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Act) of 25 percent or more of either the shares of common stock outstanding immediately following such acquisition or the combined voting power of Entergy Corporation's voting securities entitled to vote generally and outstanding immediately following such acquisition, other than any such purchase or acquisition in connection with a Non-CIC Merger
          (defined in subsection (2) below);

     (2) the consummation of a merger or consolidation of Entergy Corporation, or any direct or indirect subsidiary of Entergy Corporation with any other corporation, other than a Non-CIC Merger, which shall mean a merger or consolidation immediately following which the individuals who comprise the Board immediately prior thereto constitute at least a majority of the Board, or the board of directors of the entity surviving such merger or consolidation, or the board of directors of any parent thereof (unless the failure of such individuals to comprise at least such a majority is unrelated to such merger or consolidation);


     (3) the stockholders of Entergy Corporation approve a plan of complete liquidation or dissolution of Entergy Corporation or there is consummated an agreement for the sale or disposition by Entergy Corporation of all or substantially all of Entergy Corporation's assets; or

     (4) any change in the composition of the Board such that during any period of two consecutive years, individuals who at the beginning of such period constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of Entergy Corporation) whose appointment or election by the Board or nomination for election by Entergy Corporation's stockholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on January 1, 2000 or whose appointment, election or nomination for election was previously so approved or recommended, cease for any reason to constitute at least a majority thereof.

       Provided, however, that no Change in Control shall be deemed to occur solely by virtue of (i) the insolvency or bankruptcy of Entergy Corporation; or (ii) the transfer of assets of Entergy Corporation to an affiliate of Entergy Corporation, provided such affiliate assumes the obligations of the Plan and agrees to continue uninterrupted the rights of the System Management Participants under the Plan; or (iii) the consummation of any transaction or series of integrated transactions immediately following which the record holders of the common stock of Entergy Corporation immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of Entergy Corporation immediately following such transaction or series of transactions.

   (d) "Change in Control Period" shall mean the period commencing ninety (90) days prior to and ending twenty-four (24) calendar months following a Change in Control.

   (e) "Good Reason" shall mean the occurrence, without the System Management Participant's express written consent, of any of the following events during the Change in Control Period:

     (1) the substantial reduction or alteration in the nature or status of the System Management Participant's duties or responsibilities from those in effect on the date immediately preceding the first day of the Change in Control Period, other than an insubstantial and inadvertent act that is remedied by the System Company employer promptly after receipt of notice thereof given by the System Management Participant and other than any such alteration primarily attributable to the fact that Entergy Corporation may no longer be a public company;

     (2) a reduction of 5% or more in System Management Participant's annual rate of base salary as in effect immediately prior to commencement of a Change in Control Period, which shall be calculated exclusive of any bonuses, overtime, or other special payments, but including the amount, if any, the System Management Participant elects to defer under: (i) a cash or deferred arrangement qualified under Code Section 401(k); (ii) a cafeteria plan under Code Section 125; (iii) the Executive Deferred Compensation Plan of Entergy Corporation and Subsidiaries, or any successor or replacement plan; and (iv) any other nonqualified deferred compensation plan, agreement, or arrangement in which the System Management Participant may hereafter participate or be a party;

     (3) requiring System Management Participant to be based at a location outside of the continental United States and other than his primary work location as it existed on the date immediately preceding the first day of the Change in Control Period, except for required travel on business of any System Company to an extent substantially consistent with the System Management Participant's present business obligations;

     (4) failure by System Company employer to continue in effect any compensation plan in which System Management Participant participates immediately prior to the commencement of the Change in Control Period which is material to System Management Participant's total compensation, including but not limited to compensation plans in effect, including stock option, restricted stock, stock appreciation right, incentive compensation, bonus and other plans or any substitute plans adopted prior to the Change in Control Period, unless an equitable arrangement (embodied in an ongoing substitute or alternative plan) has been made with respect to such plan, or the failure by System Company employer to continue System Management Participant's participation therein (or in such substitute or alternative plan) on a basis not materially less favorable, both in terms of the amount or timing of payment of benefits provided and the level of the System Management Participant's participation relative to other participants, as existed immediately prior to the Change in Control; or

     (5)  failure by System Company employer to continue to provide
          System Management Participant with benefits substantially similar to those enjoyed by System Management Participant under any of the System Company's pension, savings, life insurance, medical, health and accident, or disability plans in which System Management Participant was participating immediately prior to the Change in Control Period; the taking of any other action by System Company employer which would directly or indirectly materially reduce any of such benefits or deprive System Management Participant of any material fringe benefit enjoyed by System Management Participant immediately prior to commencement of the Change in Control Period, or the failure by System Company employer to provide System Management Participant with the number of paid vacation days to which System Management Participant is entitled on the basis of years of service with the System in accordance with the System Company's normal vacation policy in effect at the time of the Change in Control.

       System Management Participant's right to terminate his employment for Good Reason shall not be affected by System Management Participant's incapacity due to physical or mental illness. System Management Participant's continued employment shall not constitute consent to, or a waiver of rights with respect to, any act or failure to act constituting Good Reason.

   (f) "Notice of Termination" shall mean a notice that shall indicate the specific termination provision in this Plan relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of System Management Participant's employment under the provision so indicated. Further, a Notice of Termination for Cause is required to include a copy of a resolution duly adopted by the affirmative vote of not less than three-quarters (3/4) of the entire membership of the terminating employer's board of directors at a meeting of such board of directors which was called and held for the purpose of considering such termination (after reasonable notice to System Management Participant and an opportunity for System Management Participant, together with System Management Participant's counsel, to be heard before that board) finding that, in the good faith opinion of the board, System Management Participant was guilty of conduct set forth in the definition of Cause herein, and specifying the particulars thereof in detail.

   (g) "Potential Change in Control" shall be deemed to have occurred if the event set forth in any one of the following paragraphs shall have occurred:

     (1) Entergy Corporation or any affiliate or subsidiary company enters into an agreement, the consummation of which would result in the occurrence of a Change in Control; or

     (2) the Board adopts a resolution to the effect that, for purposes of this Plan, a Potential Change in Control has occurred; or

     (3) any System Company or any person or entity publicly announces an intention to take or to consider taking actions which, if consummated, would constitute a Change in Control; or

     (4) any person or entity becomes the beneficial owner (as that term is defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended from time to time), either directly or indirectly, of securities of Entergy Corporation representing 20% or more of either the then outstanding shares of common stock of Entergy Corporation or the combined voting power of Entergy Corporation's then outstanding securities (not including in the calculation of the securities beneficially owned by such person or entity any securities acquired directly from Entergy Corporation or its affiliates).

   (h) "Qualifying Event" shall mean the occurrence of one of the following within the Change in Control Period:

     (1) The System Management Participant's employment is terminated by Employer other than for Cause; or

     (2) The System Management Participant terminates his System employment for Good Reason.

       For purposes of this Plan, the following shall not constitute Qualifying Events:
       (i) System Management Participant's death; or (ii) System
       Management Participant becoming disabled under the terms of the Entergy Corporation Companies' Benefits Plus Long
       Term Disability ("LTD") Plan.

   (i) "System" shall mean Entergy Corporation and all System
       Companies and, except in determining whether a Change in Control has occurred, shall include any successor thereto.

   (j) "System Company" shall mean Entergy Corporation and any corporation 80% or more of whose stock (based on voting power) or value is owned, directly or indirectly, by Entergy Corporation and any partnership or trade or business which is 80% or more controlled, directly or indirectly, by Entergy Corporation, and, except in determining whether a Change in Control has occurred, shall include any successor thereto.

   (k) "System Management Level" shall mean the applicable
       management level set forth     below:

    (1)  System Management Level 1 ( Chief Executive Officer and
         Chairman of the Board of Entergy Corporation);

    (2)  System Management Level 2 (Presidents and Executive Vice
         Presidents within the System);

    (3)  System Management Level 3 (Senior Vice Presidents within the
         System); and

    (4)  System Management Level 4 (Vice Presidents within the
         System).

  (l) "System Management Participant" shall mean a Participant who, immediately prior to the commencement of a Change in Control Period, is (a) at one of the System Management Levels set forth in Section 11.1(k); and (b) eligible to participate in the System Executive Continuity Plan of Entergy Corporation and Subsidiaries.

11.2 Accelerated Vesting of Performance Shares. Notwithstanding anything stated herein to the contrary, but subject to the forfeiture provisions of this Section 11.2 and any federal securities law restrictions on sale and exercise, if during a Change in Control Period there should occur a Qualifying Event with respect to a System Management Participant, the number of Performance Shares and Performance Share units, as applicable, the System Management Participant shall be entitled to receive under the Plan with respect to any Performance Period that precedes or includes the day on which the Change in Control Period commences shall be determined as if the System Management Participant satisfied the remaining performance requirements at System Management Participant's target level with respect to such
     Performance Period(s).   However, any Performance Shares and
     Performance Share units, as applicable, that were not fully vested prior to the date of such Qualifying Event shall continue to be subject to forfeiture upon the occurrence of any of the following:

  (a) Without System Company employer permission, Employee removes, copies, or fails to return if he or she has already removed, any property belonging to one or all of the System Companies, including, but not limited to, the original or any copies of any records, computer files or disks, reports, notes, documents, files, audio or video tapes, papers of any kind, or equipment provided by any one or all of the System Companies or created using property of or for the benefit of one or all of the System Companies.

  (b) During System Management Participant's employment and for 2 years thereafter, other than as authorized by a System Company or as required by law or as necessary for the System Management Participant to perform his duties for a System Company employer, System Management Participant shall disclose to any person or entity any non-public data or information concerning any System Company, in which case System Management Participant shall be required to repay any Plan benefits previously received by him. Disclosure of information pursuant to subpoena, judicial process, or request of a governmental authority shall not be deemed a violation of this provision, provided that System Management Participant gives the System Company immediate notice of any such subpoena or request and fully cooperates with any action by System Company to object to, quash, or limit such request; or

  (c)  System Management Participant engages in any employment
       (without the prior written consent of his last System employer) either individually or with any person, corporation, governmental agency or body, or other entity in competition with, or similar in nature to, any business conducted by any System Company at any time within the Applicable Period (defined below) and commencing upon termination of employment, where such competing employer is located in, or servicing in any way customers located in, those parishes and counties in which any System Company services customers during such Applicable Period, in which case System Management Participant shall be required to repay any Plan benefits previously received by him. For purposes of this Section, Applicable Period shall mean:

     (1) two (2) years for System Management Participants at System Management Levels 1 and 2 at the commencement of the Change in Control Period, provided, however, that the two-year Applicable Period shall be extended to three (3) years if otherwise permissible under applicable law;

     (2) two (2) years for System Management Participants at System Management Level 3 at the commencement of the Change in Control Period; and

     (3)  one (1) year for System Management Participants at
          System Management Level 4 at the commencement of the Change in Control Period.

       However, if the stated Applicable Periods described herein shall be impermissible under applicable law, then the Applicable Period for purposes of this Plan shall be the maximum time period allowed under applicable law for a covenant not to compete.

11.3 Commencement Date of Awards.   Notwithstanding anything
     stated herein to the contrary, but subject to the forfeiture provisions of Section 11.2 and any federal securities law restrictions on sale and exercise, if during a Change in Control Period there should occur a Qualifying Event with respect to a System Management Participant:

   (a) all restrictions shall be lifted on any Options, Restricted Shares, and Restricted Share units, as applicable, granted to a System Management Participant under the Plan prior to the occurrence of such Qualifying Event; and

   (b) the System Management Participant may elect to receive all Awards payable to him under the Plan on the first day of any month following the System Management Participant's termination.

11.4 No Benefit Reduction. Notwithstanding anything stated above to the contrary, an amendment to, or termination of, the Plan following a Change in Control shall not reduce the Awards granted under this Plan through the date of any such amendment or termination. In no event shall a System Management Participant's Awards under this Plan following a Change in Control be less than such System Management Participant's Awards under this Plan immediately prior to the Change in Control Period, subject, however, to the forfeiture provisions referenced in Section 11.2 as in existence on the date immediately preceding the commencement date of the Change in Control Period. In addition, no provision of this Plan may be modified, waived, or discharged during the two-year period commencing on the date of a Potential Change in Control, unless such modification, waiver, or discharge is agreed to in writing and signed by the affected System Management Participant and by the Committee.

11.5 Source of Payments. Within thirty (30) days following the date of a Change in Control, each System Company shall make a single irrevocable lump sum contribution to the Trust for Deferred Payments of Entergy Corporation and Subsidiaries ("Trust") pursuant to the terms and conditions described in such Trust. Each System Company's contribution shall be in an amount equal to the total Awards granted to such System Company's Plan System Management Participants under the Plan through the date of any such Change in Control. If one or more of a System Company's System Management Participants shall continue to be employed by a System Company after such a Change in Control, each calendar year the System Company shall, as soon as possible, but in no event longer than thirty (30) days following the end of such calendar year, make an irrevocable contribution to the Trust in an amount that is necessary in order to maintain a lump sum amount credited to the System Company's Plan account under the Trust that is equal to the total unpaid Awards granted to such System Company's System Management Participants as of the end of each applicable calendar year. Notwithstanding the foregoing in this Section to the contrary, a System Company may make contributions to the Trust prior to a Change in Control in such amounts as it shall determine in its complete discretion. The Trust is intended as a "grantor" trust under the Internal Revenue Code and the establishment and funding of such Trust is not intended to cause System Management Participants to realize current income on amounts contributed thereto, and the Trust shall be so interpreted.

11.6 Claims of Good Reason/Cause During Change in Control Period. Notwithstanding any provision of the Plan to the contrary, solely for purposes of any determination regarding the existence of Good Reason or Cause during a Change in Control Period, any position taken by the System Management Participant shall be presumed to be correct unless Employer establishes to the Committee by clear and convincing evidence that such position is not correct.


     IN WITNESS WHEREOF, the Personnel Committee has caused this
Second Amendment to be executed by its duly authorized representative on the day, month, and year above set forth.

                              PERSONNEL COMMITTEE
                              through the undersigned duly
                              authorized representative

                              __________________________
                              C. GARY CLARY
                              Senior Vice-President,
                              Human Resources and Administration
                              for Entergy Services, Inc.

                  1998 EQUITY OWNERSHIP PLAN OF
              ENTERGY CORPORATION AND SUBSIDIARIES


                    Certificate of Amendment
                         Amendment No. 3


     THIS INSTRUMENT, executed and made effective this 7th day of December, 2001 ("Effective Date"), constitutes the Third
Amendment of the 1998 Equity Ownership Plan of Entergy
Corporation and Subsidiaries (the "Plan").

     All capitalized terms used in this document shall have the meanings assigned to them in the Plan unless otherwise defined in this document.

     Pursuant to Section 9.1 of the Plan giving the Committee the right to amend the Plan, the Plan is hereby amended as follows:


     1.   Article II of the Plan is amended to add the following new
          Section 2.18 and new Section 2.19:

2.18 "Restricted Share Units" shall mean an Equity Award that is subject to such restrictions on transfer and such forfeiture conditions as the Committee deems appropriate and shall be subject to the grant, dividend, forfeiture and other provisions of Article VI to the same extent as Restricted Shares, except that a Participant shall not be entitled to vote Restricted Share Units and payment in respect of Restricted Share Units may be settled in cash at the election of the Participant. The restrictions imposed upon an award of Restricted Share Units will lapse in accordance with the requirements specified by the Committee in the award agreement.

2.19 "Performance Share Units" shall mean an Equity Award that is subject to attainment of performance goals established by the Committee at the beginning of the Performance Period and shall be subject to the award and other provisions of Article VII to the same extent as Performance Shares, except that payment in respect of Performance Share Units may be settled in cash at the election of the Participant.


     2. Article X, Section 10.2 of the Plan is amended and restated as follows:

10.2 Fractional Shares. The Employer shall not be required to deliver any fractional share of Common Stock but may pay, in lieu thereof, the Fair Market Value of such fractional share to the Participant or the Participant's beneficiary or estate, as the case may be. For purposes of this Section 10.2, the Fair Market Value shall be determined as of the following dates: (i) the date on which restrictions lapse for Restricted Shares or Restricted Share Units, (ii) the date of delivery of Performance Shares or Performance Share Units, (iii) the maturity date for Equity Awards other than Restricted Share Units or Performance Share Units, or (iv) in any case, such other dates the Committee may determine.


     3. The last sentence of Article XI, Section 11.4 of the Plan is amended and restated as follows:

     In addition, unless agreed to in writing and signed by the affected System Management Participant and by the Committee, no provision of this Plan may be modified, waived or discharged before the earlier of: (a) the expiration of the two-year period commencing on the date of a Potential Change in Control, or (b) the date on which the Change in Control event contemplated by the Potential Change in Control is terminated.


     4. A new Article XII is added to the Plan to read as follows:

                           ARTICLE XII

                       DEFERRAL ELECTIONS

12.1 Definitions. The following definitions shall be applicable to this Article XII of the Plan:

      (a) "System Management Level" shall mean the applicable management level set forth below:

          (i) System Management Level 1 ( Chief Executive Officer and Chairman of the Board of Entergy Corporation);

          (ii) System Management Level 2 (Presidents and Executive Vice Presidents within the System);

         (iii) System Management Level 3 (Senior Vice Presidents within the System); and

          (iv) System Management Level 4 (Vice Presidents within the
               System).

     (b) "System Management Participant" shall mean a Participant who is currently, or was immediately prior to the commencement of a Change in Control Period, at one of the System Management Levels set forth in Section 12.1(a). Notwithstanding the foregoing, a former System Management Participant who has otherwise satisfied
          Section 12.4(c) shall be treated as a System Management Participant solely for purposes of being eligible to make Successive Deferral Elections in accordance with Section 12.4.

     (c)  Additional definitions set forth in other Sections of this
          Article XII shall apply to all provisions of this Article XII unless otherwise indicated.

12.2 Deferral Elections.

     (a)  At any time designated in subsection (b) of this Section
          12.2, a System Management Participant may execute and deliver to the Committee (or its delegate) one or more irrevocable written elections (each, a "Deferral Election") to defer receipt of such Deferrable Benefits (as defined herein) as System Management Participant may designate in such Deferral Election. A "Deferrable Benefit" is any of the following forms of Award payable under the Plan:

          (i) Shares deliverable upon exercise of nonstatutory stock options ("Profit Shares"), provided that stock options must be exercised using mature shares held by the System Management Participant ("stock-for-stock" exercise), under guidelines and procedures for stock-for-stock exercise provided by the Committee or otherwise in accordance with
               Section 12.2(b)(v);

          (ii) Restricted Share Units, provided that the Restricted Period must be scheduled to expire more than six months after the date a Deferral Election respecting it is delivered to the Committee (or its delegate);

         (iii) Performance Share Units, provided that payment in respect of such Performance Share Units must be scheduled to be made more than six months after the date a Deferral Election respecting it is delivered to the Committee (or its delegate) or otherwise in accordance with Section 12.2(b)(vi); and

          (iv) Incentive Compensation under the Executive Annual Incentive
               Plan ("EAIP") used to purchase Equity Awards at a discount in accordance with Section 8.1 ("EAIP Equity Awards"), provided that payment of the Incentive Compensation used to purchase such EAIP Equity Awards must be scheduled to be made no earlier than the calendar year following the performance year to which such Incentive Compensation relates or otherwise in accordance with
               Section 12.2(b)(vii).

     (b) Each Deferral Election must be made in accordance with the following provisions:

          (i) With respect to shares of stock deliverable upon stock-for-stock exercise: A Deferral Election must be made no later than the date that precedes by six (6) months the earliest date in the next succeeding calendar year proposed for exercise of options using mature shares;

          (ii) With respect to Restricted Share Units: A Deferral Election must be made no later than the date that precedes by six months the expiration of the Restricted Period for such Equity Award to the System Management Participant;

         (iii) With respect to Performance Share Units: A Deferral
               Election must be made no later than the date that precedes by six months the earliest date such Equity Award may be made to the System Management Participant; and

          (iv) With respect to Incentive Compensation used to purchase EAIP Equity Awards: A Deferral Election must be made with respect to the Incentive Compensation used to purchase such EAIP Equity Awards prior to the beginning of the performance year with respect to which such Incentive Compensation relates.

          Provided, however, that, the Committee shall accept as binding on the Plan any Deferral Election signed and returned by a System Management Participant to the Committee, or its delegate, no later than December 31, 2001, which applies to:

          (v) Delivery of shares of stock upon an exercise of nonstatutory options using mature shares in the next succeeding calendar year;

          (vi) Performance Share Units expected to be awarded upon such date or dates each of which is not earlier than the first business day of the calendar year immediately following the Effective Date of this Article XII; and

         (vii) EAIP Equity Awards subject to a deferral period expiring not earlier than the first business day of the calendar year immediately following the Effective Date of this Article XII.

12.3 Deferred Amount; Deferral Receipt Date.   Each Deferral
     Election may defer receipt of an amount of any Deferrable Benefit, which may be less than the entire amount of such Deferrable Benefit (a "Deferred Amount"). Each Deferred Amount may be expressed as a number of units or a percentage (in 10 percent increments) of the total of such Deferrable Benefit due the System Management Participant. Receipt of each Deferred Amount may be deferred to such date or dates as System Management Participant shall specify in such Deferral Election (each, a "Deferral Receipt Date"), provided that:

     (a) A Deferral Receipt Date shall be not less than two (2) years following the date on which the Deferred Amount would otherwise be paid to the System Management
          Participant; and

     (b) the Deferral Receipt Date shall in no event be later than the date on which the System Management Participant terminates employment unless such System Management Participant terminates employment with a System Company due to (i) retirement in accordance with the terms and conditions of the Entergy Corporation-sponsored qualified defined benefit plan in which the System Management Participant participates ("Retirement"); (ii) Retirement following the System Management Participant's long term disability under the Entergy Corporation-sponsored long-term disability plan in which the System Management Participant participates ("Long-Term Disability"); or (iii) a "Qualifying Event" (as defined in the System Executive Continuity Plan of Entergy Corporation and Subsidiaries), in which case deferral can be postponed beyond termination of employment, but in no event later than death.

12.4 Deferral Election Procedure. Each Deferral Election shall be effective upon its execution and delivery to the Committee (or its delegate), provided such delivery is made in accordance with the time or times specified in subsection 12.2(b). Once made, a Deferral Election may not be revoked or modified. However, further irrevocable elections to defer receipt of previously deferred benefits (each, a "Successive Deferral Election") to a subsequent Deferral Receipt Date may be made in writing by a System Management Participant by execution and delivery of an appropriate written election to the Committee (or its delegate), provided always that:

     (a) No Successive Deferral Election may be made if the existing Deferral Receipt Date is less than six months from the date of delivery to the Committee (or its delegate) of such election;

     (b) A subsequent Deferral Receipt Date shall be not less than two (2) years following the date at which the System Management Participant makes a Subsequent
          Deferral Election under this section; and

     (c) No Successive Deferral Election may be made following the System Management Participant's termination of employment unless the System Management Participant terminates employment with a System Company due to Retirement, Long-Term Disability, or a Qualifying Event, in which case deferral can be postponed beyond termination of employment, but in no event later than death.

     The Committee shall have the sole and exclusive authority and discretion to establish rules, regulations and procedures for the execution and delivery of any Deferral Election (including any Successive Deferral Election) and may condition such elections in any manner that such Committee deems necessary, appropriate or desirable including, without limitation, the complete authority and discretion to delay the effective date of any Deferral Election (including any Successive Deferral Election) or to reject any such Deferral Election (including any Successive Deferral Election) as the Committee deems necessary, appropriate or desirable in order to maintain the orderly and accurate administration of the Plan. If the effective date of the Deferral Election (including any Successive Deferral Election) is delayed pursuant to such authority, the Committee shall notify the System Management Participant of such delay and advise the System Management Participant of the anticipated effective date of such election.

12.5 Forfeiture of Deferred Amounts. Each Deferral Election (including any Successive Deferral Election) shall remain subject to limitations or forfeitures of benefits for (a) breach of any of the conditions of receipt of any Award under the Plan and (b) failure of System Management Participant to satisfy any of the conditions necessary to receipt of any Deferrable Benefit.

12.6 Payment of Deferred Amounts. Commencing with the effective date of a System Management Participant's Deferral Election and until the corresponding Deferral Receipt Date, the applicable Deferred Amount shall be accounted for as units (including fractional units) of Common Stock, the number of such units being based on the value of a share of Common Stock on the effective date of such Deferral Election. Units that are the subject of such Deferral Election shall be credited with dividend equivalent amounts equal to all dividends paid with respect to a share of Common Stock during the Deferral Election period and, if applicable, any Successive Deferral Election period(s) ("Dividend Equivalents"). All Dividend Equivalents will be reinvested in additional units as of the payment date of the dividend in respect of which they are awarded. As soon as reasonably practicable following the System Management Participant's Deferral Receipt Date with respect to a Deferred Amount, the Employer shall pay to the System Management Participant, in cash or in shares of Common Stock, as elected by the System Management Participant, an amount equal to (i) the Fair Market Value of a share of Common Stock on the Deferral Receipt Date, multiplied by the number of units then credited to the System Management Participant's account (including units awarded in respect of reinvested Dividend Equivalents) with respect to such Deferred Amount, less (ii) all applicable estimated income tax and employment tax amounts required to be withheld in connection with such payment.

12.7 Acceleration of Deferred Amounts.

     (a)  Acceleration on Death.  Notwithstanding an irrevocable
          Deferral Election (including any Successive Deferral Election), if a System Management Participant dies, all of System Management Participant's outstanding Deferral Receipt Dates shall be accelerated, and the entirety of System Management Participant's Deferred Amounts (net of any amounts required to be withheld for federal and state income tax) shall be paid in accordance with the terms of this Plan to any Beneficiary.

    (b)  Hardship Distributions.  At any time a System
          Management Participant may apply to the Committee for a special distribution of all or any part of his Deferred Amounts valued as of the date of his application on account of an immediate and heavy financial need arising from one or more of the following, or similar, events:

          (i) uninsured medical costs resulting from and accident, injury or illness to the System Management Participant and/or members of his immediate family;

          (ii) to prevent the foreclosure or eviction from the System Management Participant's primary residence;

         (iii) funeral expenses for an immediate family member of the System Management Participant;

          (iv) substantial casualty losses; or

          (v) any other emergency conditions in the System Management Participant's financial affairs.

          The office of the Senior Vice-President, Human Resources and Administration for Entergy Services, Inc., on behalf of the Committee, shall consider the circumstances of each such case and the best interest of the System Management Participant and his family and shall have the right, in its sole discretion, if applicable, to allow such a special distribution, or if applicable, to direct a distribution of part of the amount requested or to refuse to allow any distribution. Upon determination that such a special distribution shall be granted, the System Management Participant's employer shall make the appropriate distribution to the System Management Participant from its general assets in respect of the System Management Participant's Deferred Amounts and the Administrator shall accordingly reduce or adjust the Deferred Amounts credited to the Participant. In no event shall the aggregate amount of the special distribution exceed the full value of the Participant's Deferred Amounts. For purposes of this Section, the value of the Participant's Deferred Amounts shall be determined as of the date of the Participant's application for the special distribution.

     (c) Acceleration Subject to Penalty. Notwithstanding the existence in force, with respect to a System Management Participant, of one or more irrevocable Deferral Elections or Successive Deferral Elections, such System Management Participant may require the immediate payment to the System Management Participant of any of the System Management Participant's Deferred Amounts, as determined in accordance with Section 12.6, but substituting the actual payment date for System Management Participant's Deferral Receipt Date, less any amounts withheld to satisfy federal and state income tax withholding obligations, and subject to a penalty on each such accelerated Deferred Amount (prior to withholding for taxes) of ten percent (10%). Such penalty amount shall for all purposes be deemed canceled and not paid to the System Management Participant.

     (d) Acceleration Upon Taxation. Notwithstanding the existence in force, with respect to a System Management Participant, of one or more irrevocable Deferral Elections or Successive Deferral Elections, if the Internal Revenue Service (or any corresponding state income tax authority) prevails in a claim by it that Deferred Amounts constitute taxable income to the System Management Participant or his beneficiary for any taxable year prior to the taxable year in which such Deferred Amounts are scheduled to be distributed to the System Management, such System Management Participant may require the immediate payment to the System Management Participant of such Deferred Amounts, as determined in accordance with Section 12.6 but substituting the actual payment date for System Management Participant's Deferral Receipt Date, that are held to be currently taxable, less any amounts withheld to satisfy federal and state income tax withholding obligations. For purposes of this Section 12.7(d), the Internal Revenue Service or corresponding state income tax authority shall be deemed to have prevailed in a claim if such claim is upheld by a court of final jurisdiction, or if the Employer, or the System Management Participant or beneficiary, based upon an opinion of legal counsel satisfactory to the Employer and the System Management Participant or his beneficiary, fails to appeal a decision of the Internal Revenue Service or corresponding state income tax authority, or a court of applicable jurisdiction with respect to such claim, to an appropriate appeals authority or to a court of higher jurisdiction, within the appropriate time period.


IN WITNESS WHEREOF, the Personnel Committee has caused this Third
Amendment to the 1998 Equity Ownership Plan of Entergy
Corporation and Subsidiaries to be executed by its duly authorized representative on the day, month, and year above set forth.

                              PERSONNEL COMMITTEE
                              through the undersigned duly
                              authorized representative

                              __________________________
                              WILLIAM E. MADISON
                              Senior Vice-President,
                              Human Resources and Administration
                              for Entergy Services, Inc.